UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 650, LA JOLLA, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2013, MediciNova, Inc. (the “Company”) entered into an equity distribution agreement, or sales agreement, with Macquarie Capital (USA) Inc. (“MCUS”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $10 million from time to time through MCUS as the Company’s sales agent. The issuance and sale of these shares by the Company under the sales agreement, if any, is subject to the continued effectiveness of the Company’s shelf registration statement on Form S-3 (File No. 333-185022) declared effective by the Securities and Exchange Commission on December 3, 2012. The Company makes no assurance as to the continued effectiveness of its shelf registration statement.

Sales of the Company’s common stock through MCUS, if any, will be made by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on or through The NASDAQ Global Market or any other existing trading market for the common stock in the U.S., through the Tokyo Securities Exchange or to or through a market maker. MCUS may also sell the common stock in privately negotiated transactions in the U.S., subject to the Company’s prior approval.

Each time the Company wishes to issue and sell common stock under the sales agreement, the Company will provide an issuance notice to MCUS containing the parameters in accordance with which shares are to be sold, including, but not limited to, the number of shares to be issued and the dates on which such sales are requested to be made, subject to the terms and conditions of the sales agreement. Unless mutually agreed by both parties, no issuance notice may propose (a) the sale of an amount of shares greater than the lower of (i) $50,000 or (ii) 10% of the lower of the 5-day or 3-month average daily traded value of the Company’s common stock on The NASDAQ Global Market (unless 10% of the lower of the 5-day or 3-month average daily traded value of the Company’s common stock on the Jasdaq Market of the Tokyo Securities Exchange is greater, in which case the value from the Tokyo Securities Exchange will be used) as reported by Bloomberg as of the date of the issuance notice, nor (b) a price per share less than the greater of $1.29 or the last available closing price of a share of the Company’s common stock on The NASDAQ Global Market.

Subject to the terms and conditions of the sales agreement, MCUS will use commercially reasonable efforts to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits the Company may impose pursuant to the terms of the sales agreement). The Company is not obligated to make any sales of common stock under the sales agreement and may terminate the sales agreement at any time upon written notice. The Company will pay MCUS an aggregate commission rate of 7% of the gross proceeds of the sales price per share of any common stock sold through MCUS under the sales agreement. The Company has provided MCUS with customary indemnification rights.

The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This

Current Report on Form 8-K also incorporates by reference the sales agreement into the Company’s above-referenced shelf registration statement on Form S-3.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 1.02	Termination of Material Definitive Agreement.

In connection with entering into the at-the-market offering program as described in Item 1.01 above, on October 16, 2013, the Company gave notice to Aspire Capital Fund, LLC (“Aspire”) that the Company had elected to terminate the Common Stock Purchase Agreement dated August 20, 2012 by and between the Company and Aspire, which provided for the potential sale at the Company’s election of up to $20 million in shares of common stock to Aspire over the two-year term of the agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Equity Distribution Agreement, dated October 16, 2013, by and between MediciNova, Inc. and Macquarie Capital (USA) Inc.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: October 16, 2013	By:	/s/ Michael Gennaro
Michael Gennaro
Chief Financial Officer

EXHIBIT INDEX

Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Equity Distribution Agreement, dated October 16, 2013, by and between MediciNova, Inc. and Macquarie Capital (USA) Inc.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).